Exhibit 23.1







CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 2, 2005, except as to the effects of reclassification of 2005, 2004 and 2003 amounts for discontinued operations as discussed in Note 3, as to which the date is December 5, 2005, relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Current Report on Form 8-K of Legg Mason, Inc. dated December 6, 2005. We also consent to the incorporation by reference of our report dated June 2, 2005 related to the financial statement schedule, which appears in the annual report on Form 10-K for the year ended March 31, 2005. We also consent to the references to us under the heading "Independent Registered Public Accounting Firms" in such Registration Statement.





/s/ PRICEWATERHOUSECOOPERS, LLP
Baltimore, Maryland
February 27, 2006